Exhibit 10.1 – Executive Employment Agreement

EXECUTIVE EMPLOYMENT AGREEMENT

STOCKGROUP MEDIA INC.

Suite 500 – 750 West Pender Street, Vancouver, BC. V6C 2T7

PRIVATE AND CONFIDENTIAL

February_9, 2004

Marcus A. New
1028 Saddle Street,
Coquitlam, B.C.
V3C 3W3

Dear Mr. New:

Re:

Terms of Employment with Stockgroup Media Inc. (the “Company”)

This Agreement confirms the terms and conditions of your employment by the Company and will constitute your employment agreement.  Those terms and conditions are set out below:

1.

Position and Duties.  You (also referred to herein as “Marcus”) will be employed by and will serve the Company as its CEO or such other executive position as Marcus and the Board of Directors may mutually agree.  You will report directly to the Board of Directors of the Company such reporting to be on a regular basis and otherwise as requested by the Board of Directors.  Your duties and functions pertain to the Company and any of its subsidiaries from time to time and may be varied or added to from time to time by the Board of Directors, at its discretion, exercised reasonably.

2.

Term.  The terms and conditions of this Agreement shall have effect as of and from January 1, 1995 (the “Effective Date”) and your employment as CEO of the Company shall continue until terminated as provided in this Agreement.

3.

Base Salary.  Commencing September 1, 2003, the Company shall pay you a base salary at the rate of USD$10,500 per month (the “Base Salary”), payable in two equal amounts semi-monthly, subject to the withholding of all applicable statutory deductions from such Base Salary in respect of the Base Salary and including any taxable benefits received under this Agreement or in respect of your employment.

4.

Annual Review.  The compensation committee established by the Board for the purposes of this Agreement (the “Compensation Committee”) shall review your Base Salary annually, commencing September 1, 2004.  This review shall not result in a

5.

decrease of your Base Salary.  The amount of the increase in your Base Salary shall be in the discretion of the Board; provided that such increase shall not be less than (i) 5% increase or (ii) the increase in the Canadian all items Consumer Price Index over the preceding 12 month period.

6.

Performance Bonus.

(a)

The Company shall review the performance of your duties and functions under this Agreement annually and, commencing with the 2004 calendar year, shall pay you a cash bonus of:

(i)

25% of your Base Salary if the Company achieves (A) profitability in three out of four quarters on an EBITDA basis, or (B) 7% EBITDA, for the calendar year as determined by the year end audit; or

(ii)

40% of your Base Salary if the Company achieves 18% EBITDA for the calendar year as determined by the year end audit.

Payment of such cash bonus shall be made to you within a reasonable time following the end of each fiscal year and shall be subject to the withholding of all applicable statutory deductions by the Company.

(b)

Commencing September 1, 2003, you shall be granted a bonus of (i) 3.5% on any transactions having a gross dollar value equal to or less than USD$1,000,000; and (ii) 1.5% on that portion of any transaction having a gross dollar value over USD$1,000,000; provided that for the purpose of calculating your bonus, a “transaction” means the total gross dollar value per transaction, of each financing in debt or equity, merger. asset acquisition or corporate acquisition approved by the Board of Directors .

7.

Benefits.  The Company will arrange for you to be provided with:

(a)

health, medical, dental, disability, accident and life insurance and such other benefits as are reasonable and appropriate for an executive level benefits plan, as determined by the Board from time to time, based on the recommendations of the Compensation Committee, in consultation with you; provided that such benefit shall not exceed USD$1000 per month.  You may be required to provide information and undergo reasonable assessments of the insurers in order to determine your eligibility for benefits coverage.  Please note that coverage under any benefit plan in effect from time to time is subject to availability and other requirements of the applicable insurer.  Subject to the foregoing, the Company will make reasonable efforts to obtain and maintain disability insurance providing coverage for a period of two (2) years from the date of your disability, paying 75% of the Base Salary and performance bonus paid pursuant to Section 5(a) herein, paid to you during the two years preceding your disability (the “Disability Coverage”); provided that if you are physically capable, you shall be available to

(b)

consult to the Company (i) at no additional cost to the Company for up to ten (10) hours per week, non-cumulative; and (ii) at a per diem rate equal to the Disability Coverage divided by 260, for any consulting work performed by you in excess of ten (10) hours per week.

(c)

access to a company vehicle, and a right of first refusal on any buyout upon the expiry of any lease term; provided that such benefit shall not exceed a monthly lease payment of USD$1000 with a down payment of USD$9000, or the cash equivalent; and

(d)

paid parking for one automobile.

8.

Vacation.  During your employment with the Company under this Agreement, you will be entitled to an annual paid vacation as determined by the Company from time to time, not less than 6 weeks per annum.  The Company reserves the right, acting reasonably, to request that vacations be scheduled so as not to conflict with critical business operations.

9.

Reimbursement for Expenses.  During your employment under this Agreement, the Company shall reimburse you for reasonable travelling and other expenses actually and properly incurred by you in connection with the performance of your duties and functions, such reimbursement to be made in accordance with, and subject to, the policies of the Company from time to time.  For all such expenses you will be required to keep proper accounts and to furnish statements, vouchers, invoices and/or other supporting documents to the Company within 30 days after the date the expenses are incurred.

10.

Stock Options.  Upon the execution of this Agreement, Stockgroup Information Systems Inc. (“SISI”) will immediately grant to you 652,500 stock options of common stock in the capital of SISI exercisable at a price of $0.27US per share for a period of (i) three years commencing on September 1, 2003. or (ii) the continuance of this Agreement, whichever is greater, in accordance with the terms and conditions of SISI’s stock option plan, if any, or otherwise granted as a valid individual option on the same terms as other senior management, and subject to any regulatory requirements.  Upon the exercise of such options, you shall have a right to participate in any further grants of options in the capital of SISI to its directors or officers, on such terms and conditions as are offered to such other directors and officers in an amount not less than 20% of the capital offered by way of such additional stock options.

11.

Compliance with Insider Trading Guidelines and Restrictions.  As a result of your position as CEO you are subject to insider trading regulations and restrictions and are required to file insider reports disclosing the grant of any options as well as the purchase and sale of any shares in the capital of the Company.  The Company may from time to time publish trading guidelines and restrictions for its employees, officers and directors as are considered by the Board, in its discretion, prudent and necessary for a  publicly listed company.  It is a term of your employment as a senior officer of the Company that you comply with such guidelines and restrictions.

12.

Directors’ & Officers’ Liability Insurance.

(a)

The Company shall use commercially reasonable efforts to provide you with directors’ and officers’ liability insurance under the policies for such insurance arranged by the Company from time to time upon such terms and in such amounts as the Board may reasonably determine in its discretion.  You shall have the right to be included in, as a full participating party, any policies of indemnity insurance acquired by the Company for its officers and directors.

(b)

Subject to the limitations set forth in the Company Act (British Columbia), as amended, or any successor legislation of similar form and affect, or otherwise at law, and in addition to any existing provisions which may be contained in the Company’s constating documents, the Company shall to the fullest extent possible indemnify you and your heirs and other personal representatives, on a current basis for all losses, damages, legal expenses and any other expenses or costs of any nature, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by you in respect of any civil, regulatory, criminal, administrative, investigative or other proceeding in which you are involved in whole or in part because of your association or service with the Company, if:

(i)

you acted honestly and in good faith with a view to the best interests of the Company; and

(ii)

in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, you had reasonable grounds for believing that your conduct was lawful.

Nothing in this paragraph 11 (b) shall limit your right to claim any indemnity apart from the provisions of this paragraph.  If the Company is required to seek out approval for any such indemnity, it shall do so promptly at its own expense.  The Company shall pay all such retainers and trust requirements as your counsel may reasonably require and shall pay all accounts of your counsel as they come due and such accounts shall be rendered in the name of the Company.  The Company shall not seek to settle or compromise any actions without your approval, such approval not to be unreasonably withheld or delayed.  The Company warrants that it shall employ due diligence and good faith and seek your best interests a defendant in any action or prosecution.  You shall permit the Company to consult with your counsel and to be informed of any matters thereof, subject only to the requirements for legal privilege purposes.

13.

No Other Compensation or Benefits.  You expressly acknowledge and agree that unless otherwise expressly agreed in writing by the Company subsequent to execution of this

14.

Agreement by the parties hereto, you shall not be entitled by reason of your employment by the Company or by reason of any termination of such employment, to any remuneration, compensation or benefits other than as expressly set forth in this Agreement.

15.

Service to Employer.  During your employment under this Agreement you will:

(a)

well and faithfully serve the Company, at all times act in, and promote, the best interests of the Company, and devote substantially the whole of your working time, attention and energies to the business and affairs of the Company;

(b)

comply with all rules, regulations, policies and procedures of the Company; and

(c)

not, without the prior approval of the Board, carry on or engage in any other business or occupation or become a director, officer, employee or agent of or hold any position or office with any other Company, firm or person, except as a volunteer for a non-profit organization, for personal investments or a personal holding company, which may include members of your family as shareholders.

16.

Termination By Executive

(a)

Provided that the Company has not served you with a notice of termination for cause, you may resign as CEO on 3 months’ prior written notice of the effective date of your resignation.  On the giving of any such notice, the Company shall have the right to elect, in lieu of the notice period, to pay you a lump sum equal to 3 months’ Base Salary, as referred to in Section 3 (Base Salary) and as adjusted from time to time in accordance with Section 4 (Annual Review), plus other sums owed for arrears of salary, vacation pay and, if granted pursuant to Section 5 (Performance Bonus), bonus.  The Company will pay you within three months of your notice of termination an additional lump sum equal to 3 months’ Base Salary, as referred to in Section 3 and as adjusted from time to time in accordance with Section 4; provided that you observe and perform the covenants and agreements set out in Section 22 herein for a period of 2 years following the effective date of your resignation, failing which the Company shall have the right to the return of such additional payment upon demand.

(b)

If the Company elects to pay you such lump sum in lieu of the 3 months’ notice period, the Company shall, subject to the terms and conditions of any benefit plans in effect from time to time, maintain the benefits and payments set out in Section 6 (Benefits) of this Agreement for 3 month after the date of your notice, but in all other respects, your resignation and the termination of your employment will be effective immediately upon the Company’s election to pay you a lump sum in lieu of notice your receipt of the lump sum.

17.

Termination by the Company Without Cause.

(a)

The Company may terminate your employment as CEO and require that you resign at any time without Cause (as defined below) by giving you written notice of the effective date of such termination and in all respects, except as set out below, and subject to continuing specific provisions as set out in this Agreement, your resignation and the termination of your employment will be effective immediately.

(b)

If your employment is terminated by the Company pursuant to this Section:

(i)

the Company shall pay you a lump sum equal to 12 months’ Base Salary, as referred to in Section 3 (Base Salary) plus one month for each completed year of employment commencing on the Effective Date, to an aggregate maximum of 24 months, with Base Salary being adjusted from time to time in accordance with Section 4 (Annual Review), plus such other sums owed for arrears of salary, vacation pay and bonus, pursuant to Section 5 (Performance Bonus);

(ii)

at your election, but subject to any required regulatory approval, all options shall vest immediately, and:

A.

the Company shall buy-out any outstanding stock options for a price equal to the fair market value of the Company’s shares, determined for the 30 days trading average preceding the date of notice of your election, to be made within 30 days of notice of  your termination by the Company and as determined in accordance with generally accepted accounting principles, multiplied by the number of shares under option and less the exercise price thereof; or

B.

the Company shall extend the stock option for a period of two (2) years after your employment terminates.

(iii)

if you exercise your right to purchase the company vehicle described in Section 6(b), the Company shall buy-out the remaining lease payments, if any;

(c)

To the extent permitted by law and subject to the terms and conditions of any benefit plans in effect from time to time, the Company shall maintain the benefits and payments set out in Section 6 (Benefits) of this Agreement (the “Maintenance Payments”) during the notice period referred to in paragraph 15(b)(i) herein.

(d)

If you obtain a new source of remuneration for personal services, whether through an office, new employment, a contract for you to provide consulting or other personal services, or any position analogous to any of the foregoing, the Maintenance Payments shall terminate forthwith on the date of commencement of such office, employment, contract or position.  You shall not be required to mitigate the amount of any other payment provided for in this Section 15 by seeking other employment or otherwise, nor will any sums actually received be deducted

(e)

The payments of Base Salary and benefits set out in this Section 15 shall be in lieu of any applicable notice period.  Such payments shall be made { } within 15 days following employment termination.  In the event of a dispute between the parties as to the quantum of such payments, you and the Company shall jointly appoint an accountant to determine the matter; provided that the Company shall have the right to set-off against such payments any amounts owing by you to the Company.

19.

Termination by the Company for Cause.  Notwithstanding Section 14 (Termination by Executive) or Section 15 (Termination by the Company Without Cause), the Company may terminate your employment as CEO for Cause at any time without any notice or severance. In this Agreement, “Cause” shall mean only  the following:

(a)

the commission of theft, embezzlement, fraud, obtaining funds or property under false pretences or similar acts of misconduct with respect to the property of the Company or its employees or the Company’s customers or suppliers;

(b)

your entering of a guilty plea or conviction for any crime involving fraud, misrepresentation or breach of trust, or for any serious criminal offence that demonstrably impacts adversely on the Company or disqualifies you to hold your office by law or regulation; or

(c)

your wilful material and damaging misconduct in the performance of your duties;

(d)

your gross negligence or other gross misconduct which has caused substantial harm or damage material to the Company;

(e)

your failure to disclose, wilfully, intentionally and in bad faith, material information about the Company and such non-disclosure has a material adverse effect on the Company;

(f)

your providing materially false or misleading information about the condition of the Company and such false or misleading information has a material adverse effect on the Company; or

(g)

wilfully disregarding the lawful direction of the Board of Directors; or

(h)

any other matter constituting just cause at common law,

any of which shall entitle the Company to terminate your employment under this Section 16.  In the event that the Company wrongfully terminates your employment under this Section 16, the Company will indemnify you on a current basis for all losses, damages and legal expenses reasonably incurred by you in establishing such wrongful termination.

20.

No Additional Compensation upon Termination.  It is agreed that neither you nor the Company shall, as a result of the termination of your employment, be entitled to any notice, fee, salary, bonus, severance or other payments, benefits or damages arising by virtue of, or in any way relating to, your employment or any other relationship with the Company (including termination of such employment or relationship) in excess of what is specified or provided for in Section 14 (Termination by Executive), Section 15 (Termination by the Company Without Cause), or Section 16 (Termination by the Company for Cause), whichever is applicable.  Payment of any amount whatsoever pursuant to Section 14 (Termination by Executive), Section 15 (Termination by the Company Without Cause) or Section 16 (Termination by the Company for Cause) shall be subject to the withholding of all applicable statutory deductions by the Company.

21.

Confidentiality and Assignment of Inventions.  Concurrently with execution and delivery of this Agreement and in consideration of your employment by the Company, you and the Company will enter into a “Confidentiality Agreement and Assignment of Inventions” in the form attached hereto as Schedule A.

22.

Disclosure of Conflicts of Interest.  During your employment with the Company, you will promptly, fully and frankly disclose to the Company in writing:

(a)

the nature and extent of any interest you or your Associates (as hereinafter defined) have or may have, directly or indirectly, in any contract or transaction or proposed contract or transaction of or with the Company or any subsidiary or affiliate of the Company;

(b)

every office you may hold or acquire, and every property you or your Associates may possess or acquire, whereby directly or indirectly a duty or interest might be created in conflict with the interests of the Company or your duties and obligations under this Agreement; and

(c)

the nature and extent of any conflict referred to in subsection (b) above.

In this Agreement the expression “Associate” shall include all those persons and entities that are included within the definition or meaning of “associate” as set forth in Section 1(1) of the Company Act (British Columbia), as amended, or any successor legislation of similar force and effect, and shall also include your spouse, children, parents, brothers and sisters living in the same household.

23.

Avoidance of Conflicts of Interest.  You acknowledge that it is the policy of the Company that all interests and conflicts of the sort described in Section 19 (Disclosure of Conflicts of Interest) be avoided, and you agree to comply with all policies and directives of the Board from time to time regulating, restricting or prohibiting circumstances giving rise to interests or conflicts of the sort described in Section 19 (Disclosure of Conflicts of Interest).  During your employment with the Company, without Board approval, in its sole discretion, you shall not enter into any agreement, arrangement or understanding with any other person or entity that would in any way conflict or interfere with this Agreement or your duties or obligations under this Agreement or that would otherwise prevent you from performing your obligations hereunder, and you represent and warrant that you or your Associates have not entered into any such agreement, arrangement or understanding.

24.

Provisions Reasonable.  It is acknowledged and agreed that:

(a)

since the Effective Date, the Company has operated and competed and will operate and compete in a global market, with respect to the business of the Company set out in Schedule B attached hereto (the “Business”);

(b)

competitors of the Company and the Business are located in countries around the world;

(c)

in order to protect the Company adequately, any enjoinder of competition would have to apply world wide;

(d)

during the course of your employment by the Company, both before and after the Effective Date, on behalf of the Company, you have acquired and will acquire knowledge of, and you have come into contact with, initiated and established relationships with and will come into contact with, initiate and establish relationships with, both existing and new clients, customers, suppliers, principals, contacts and prospects of the Company, and that in some circumstances you have been or may well become the senior or sole representative of the Company dealing with such persons; and

(e)

in light of the foregoing, the provisions of Section 22 (Restrictive Covenant)  below are reasonable and necessary for the proper protection of the business, property and goodwill of the Company and the Business.

25.

Restrictive Covenant.  Subject to the exceptions set out in Schedule C attached hereto, you agree that you will not, either alone or in partnership or in conjunction with any person, firm, company, Company, syndicate, association or any other entity or group, whether as principal, agent, employee, director, officer, shareholder, consultant or in any capacity or manner whatsoever, whether directly or indirectly, for the Term of

26.

Employment (and with respect to Section 14 for a period of two years thereafter), regardless of the reason for such termination:

(a)

carry on or be engaged in, concerned with or interested in, or advise, invest in or give financial assistance to, any business, enterprise or undertaking that:

(i)

is involved in the Business or in the sale, distribution, development or supply of any product or service that is competitive with the Business or any product or service of the Business; or

(ii)

competes with the Company with respect to any aspect of the Business;

provided, however, that the foregoing will not prohibit you from acquiring, solely as an investment and through market purchases, securities of any such enterprise or undertaking which are publicly traded, so long as you are not part of any control group of such entity and such securities, which if converted, do not constitute more than 5% of the outstanding voting power of that entity;

(a)

solicit, agree to be employed by, or agree to provide services to any person, firm, Company or other entity that was a client, customer, supplier, principal, shareholder, investor, collaborator, strategic partner, licensee, contact or prospect of the Company during the time of your employment with the Company, whether before or after the Effective Date, for any business purpose that is competitive with the Business or any product or service of the Business; or

(b)

divert, entice or take away from the Company or attempt to do so or solicit for the purpose of doing so, any business of the Company, or any person, firm, Company or other entity that was an employee, client, customer, supplier, principal, shareholder, investor, collaborator, strategic partner, licensee, contact or prospect of the Company during the time of your employment with the Company, whether before or after the Effective Date.

27.

Remedies.  You acknowledge and agree that any breach or threatened breach of any of the provisions of Section 10 (Compliance with Insider Trading and Guidelines and Restrictions), Section 13 (Service to Employer), Section 18 (Confidentiality and Assignment of Inventions), Section 19 (Disclosure of Conflicts of Interest), Section 20 (Avoidance of Conflicts of Interest) or Section 22 (Restrictive Covenant) could cause irreparable damage to the Company or its partners, subsidiaries or affiliates, that such harm could not be adequately compensated by the Company’s recovery of monetary damages, and that in the event of a breach or threatened breach thereof, the Company shall have the right to seek an injunction, specific performance or other equitable relief as well as any equitable accounting of all your profits or benefits arising out of any such breach. It is further acknowledged and agreed that the remedies of the Company specified in this Section 23 are in addition to and not in substitution for any rights or remedies of the Company at law or in equity and that all such rights and remedies are cumulative and not alternative and that the Company may have recourse to any one or more of its available rights or remedies as it shall see fit.

28.

Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns. Your rights and obligations contained in this Agreement are personal and such rights, benefits and obligations shall not be voluntarily or involuntarily assigned, alienated or transferred, whether by operation of law or otherwise, without the prior written consent of the Company. This Agreement shall otherwise be binding upon and inure to the benefit of your personal or legal representatives, executors, administrators, successors, heirs, and permitted assigns.  If you die while any amount would still be payable to you under this Agreement if you had continued to live, that amount shall be paid in accordance with the terms of this Agreement to your estate.

29.

Agreement Confidential.  Both parties shall keep the terms and conditions of this Agreement confidential except as may be required to enforce any provision of this Agreement or as may otherwise be required by any law, regulation or other regulatory requirement.

30.

Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and applicable laws of Canada and the parties hereto attorn to the exclusive jurisdiction of the provincial and federal courts of such province.

31.

Exercise of Functions.  The rights of the Company as provided in this Agreement may be exercised on behalf of the Company only by the Board (excluding you).

32.

Entire Agreement.  The terms and conditions of this Agreement are in addition to and not in substitution for the obligations, duties and responsibilities imposed by law on employees of companies generally, and you agree to comply with such obligations, duties and responsibilities. Except as otherwise provided in this Agreement, this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and may only be varied by further written agreement signed by you and the Company. This Agreement supersedes any previous communications, understandings and agreements between you and the Company regarding your employment. It is acknowledged and agreed that this Agreement is mutually beneficial and is entered into for fresh and valuable consideration with the intent that it shall constitute a legally binding agreement.

33.

Further Assurances.  The parties will execute and deliver to each other such further instruments and assurances and do such further acts as may be required to give effect to this Agreement.

34.

Surviving Obligations.  Your obligations and covenants under Section 14 (Termination by Executive), Section 18 (Confidentiality and Assignment of Inventions), Section 22

35.

(Restrictive Covenant) and Section 23 (Remedies) shall survive the termination of this Agreement.  The obligations and covenants of the Company regarding indemnity and termination fees and all other matters stated or reasonably required to continue to have reasonable effect and continuity of intent shall continue after termination.

36.

Independent Legal Advice.  You hereby acknowledge that you have obtained or have had an opportunity to obtain independent legal advice in connection with this Agreement, and further acknowledge that you have read, understand, and agree to be bound by all of the terms and conditions contained herein.

37.

Notice.  Any notice or other communication required or contemplated under this Agreement to be given by one party to the other shall be delivered or mailed by prepaid registered post to the party to receive same at the address as set out below:

If to the Company:

Stockgroup Media Inc.
Suite 500 – 750 West Pender Street
Vancouver, B.C.
V6C 2T7

Attn:

David Gillard, CFO

If to Marcus A. New

Marcus A. New
1028 Saddle Street
Coquitlam, B.C.
V3C 3W3

Any notice, including notice of change of address, delivered shall be deemed to have been given and received on the first business day following the date of delivery.  Any notice mailed shall be deemed to have been given and received on the fifth business day following the date it was posted, unless between the time of mailing and actual receipt of the notice there shall be a mail strike, slow-down or other labour dispute which might affect delivery of the notice by mail, then the notice shall be effective only if actually delivered.

38.

Severability.  If any provision of this Agreement or any part thereof shall for any reason be held to be invalid or unenforceable in any respect, then such invalid or unenforceable provision or part shall be severable and severed from this Agreement and the other provisions of this Agreement shall remain in effect and be construed as if such invalid or unenforceable provision or part had never been contained herein.

39.

Waiver.  Any waiver of any breach or default under this Agreement shall only be effective if in writing signed by the party against whom the waiver is sought to be enforced, and no waiver shall be implied by any other act or conduct or by any indulgence, delay or omission.  Any waiver shall only apply to the specific matter waived and only in the specific instance in which it is waived.

40.

Counterparts.  This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts will together constitute but one Agreement.

41.

Canadian Dollar Adjustment.  The Company agrees to pay all compensation in Canadian dollars at a minimum exchange rate of 1.43 or the prevailing rate at the time of payment, whichever is higher.

If you accept and agree to the foregoing, please confirm your acceptance and agreement by signing the enclosed duplicate copy of this letter where indicated below and by returning it to us.  You are urged to consider fully all the above terms and conditions and to obtain independent legal advice or any other advice you feel is necessary before you execute this agreement.

Yours truly,

STOCKGROUP MEDIA INC.

By:

Authorized Signatory

Stockgroup Information Systems Inc. guarantees the performance of this Agreement and warrants to provide and make available the stock options conferred by this Agreement.

Stockgroup Information Systems Inc.

By:

Authorized Signatory

Accepted and agreed to by Marcus A. New as of the _____ day of _______________, 2004

Marcus A. New

SCHEDULE A

CONFIDENTIALITY AGREEMENT AND

ASSIGNMENT OF INVENTIONS

STOCKGROUP MEDIA INC.

PRIVATE AND CONFIDENTIAL

__________, 2003

Marcus A. New
1028 Saddle Street
Coquitlam, B.C.
V3C 3W3

Dear Mr. New:

The purpose of this letter is to confirm and record the terms of the agreement (the “Agreement”) between you and Stockgroup Media Inc. (“Stockgroup”) concerning the terms on which you will (i) receive from and disclose to Stockgroup proprietary and confidential information; (ii) agree to keep the information confidential, to protect it from disclosure and to use it only in accordance with the terms of this Agreement; and (iii) assign to Stockgroup all rights, including any ownership interest which may arise in all inventions and intellectual property developed or disclosed by you over the course of your work during your employment with Stockgroup. The effective date (“Effective Date”) of this Agreement is the date that you start or started working at Stockgroup, as indicated in the employment agreement between you and Stockgroup dated as of _________________, 2004.

In consideration of the offer of employment by Stockgroup and the payment by Stockgroup to you of the sum of CDN$1.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, you and Stockgroup hereby agree as follows:

1.

INTERPRETATION

1.1

Definitions.  In this Agreement:

(a)

“Confidential Information”, subject to the exemptions set out in Section 2.8, shall mean any information relating to Stockgroup’s Business (as hereinafter defined), whether or not conceived, originated, discovered, or developed in whole or in part by you, that is not generally known to the public or to other persons who are not bound by obligations of confidentiality and:

2

(i)

from which Stockgroup derives economic value, actual or potential, from the information not being generally known; or

(ii)

in respect of which Stockgroup otherwise has a legitimate interest in maintaining secrecy;

and which, without limiting the generality of the foregoing, shall include;

(iii)

all proprietary information licensed to, acquired, used or developed by Stockgroup in its development activities including but not restricted to the development and commercialization of websites containing financial information and other information and data reported by public companies, other technological strategies and concepts, designs, know-how, information, material, formulas, processes, research data and proprietary rights in the nature of copyrights, patents, trademarks, licenses and industrial designs;

(iv)

all information relating to Stockgroup’s Business, and to all other aspects of Stockgroup’s structure, personnel, and operations, including financial, regulatory, marketing, advertising and commercial information and strategies, customer lists, compilations, agreements and contractual records and correspondence; programs, devices, concepts, inventions, designs, methods, processes, data, know-how, unique combinations of separate items that is not generally known and items provided or disclosed to Stockgroup by third parties subject to restrictions on use or disclosure;

(v)

all know-how relating to Stockgroup’s Business including, all physical and analytical, clinical, safety, manufacturing and quality control data and information, and all applications, registrations, licenses, authorizations, approvals and correspondence submitted to regulatory authorities;

(vi)

all information relating to the businesses of competitors of Stockgroup including information relating to competitors’ research and development, intellectual property, operations, financial, regulatory, marketing, advertising and commercial strategies, that is not generally known;

(vii)

all information provided by Stockgroup’s agents, consultants, lawyers, contractors, licensors or licensees to Stockgroup and relating to Stockgroup’s Business; and

3

(viii)

all information relating to your compensation and benefits, including your salary, vacation, stock options, perquisites, severance notice, rights on termination and all other compensation and benefits, except that you shall be entitled to disclose such information to your bankers, advisors, agents, consultants and other third parties who have a duty of confidence to you and who have a need to know such information in order to provide advice, products or services to you.

(b)

“Inventions” shall mean any and all discoveries, developments, enhancements, improvements, concepts, formulas, processes, ideas, writings, whether or not reduced to practice, industrial and other designs, patents, patent applications, provisional patent applications, continuations, continuations-in-part, substitutions, divisionals, reissues, renewals, re-examinations, extensions, supplementary protection certificates or the like, trade secrets or utility models, copyrights and other forms of intellectual property including all applications, registrations and related foreign applications filed and registrations granted thereon.

(c)

“Work Product” shall mean any and all Inventions and possible Inventions relating to Stockgroup’s Business resulting from any work performed by you for Stockgroup that you may invent or co-invent during your involvement in any capacity with Stockgroup, except those Inventions invented by you entirely on your own time that do not relate to Stockgroup’s Business or do not derive from any equipment, supplies, facilities, Confidential Information or other information, gained, directly or indirectly, by you from or through your involvement in any capacity with Stockgroup.

(d)

“Stockgroup’s Business” shall mean the businesses actually carried on by Stockgroup, directly or indirectly, whether under an agreement with or in collaboration with, any other party including but not exclusively, the development and commercialization of websites containing financial information and other information and data reported by public companies.

2.

CONFIDENTIALITY

2.1

Basic Obligation of Confidentiality.  You hereby acknowledge and agree that in the course of your involvement with Stockgroup, Stockgroup may disclose to you or you may otherwise have access or be exposed to Confidential Information.  Stockgroup hereby agrees to provide such access to you and you agree to receive and hold all Confidential Information on the terms and conditions set out in this Agreement.  Except as set out in this Agreement, you will keep strictly confidential all Confidential Information and all other information belonging to Stockgroup that you acquire, observe or are informed of, directly or indirectly, in connection with your involvement, in any capacity, with Stockgroup.

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2.2

Fiduciary Capacity.  You will be and act toward Stockgroup as a fiduciary in respect of the Confidential Information.

2.3

Non-disclosure.  Unless Stockgroup first gives you written permission to do so under Section 2.7 of this Agreement, you will not at any time, either during or after your involvement in any capacity with Stockgroup;

(a)

use or copy Confidential Information or your recollections thereof;

(b)

publish or disclose Confidential Information or your recollections thereof to any person other than to employees of Stockgroup who have a need to know such Confidential Information for their work for Stockgroup;

(c)

permit or cause any Confidential Information to be used, copied, published, disclosed, translated or adapted except as otherwise expressly permitted by this Agreement;

(d)

permit or cause any Confidential Information to be stored off the premises of Stockgroup, including permitting or causing such Information to be stored in electronic format on personal computers, except in accordance with written procedures of Stockgroup, as amended from time to time in writing; or

(e)

communicate the Confidential Information or your recollections thereof to another employee of Stockgroup in a public place or using methods of communication that are capable of being intercepted (such as unencrypted messages using the internet or cellular phones) or overheard, without the written permission of Stockgroup.

2.4

Taking Precautions.  You will take all reasonable precautions necessary or prudent to prevent material in your possession or control that contains or refers to Confidential Information from being discovered, used or copied by third parties.

2.5

Stockgroup’s Ownership of Confidential Information.  As between you and Stockgroup, Stockgroup shall own all right, title and interest in and to the Confidential Information, whether or not created or developed by you.

2.6

Control of Confidential Information and Return of Information.  All physical materials produced or prepared by you containing Confidential Information, including, without limitation, test results, notes of experiments, computer files, photographs, designs, devices, formulas, memoranda, drawings, plans, prototypes, samples, accounts, reports, financial statements, estimates and materials prepared in the course of your responsibilities to or for the benefit of Stockgroup, shall belong to Stockgroup, and you will promptly turn over to Stockgroup’s possession every original and copy of any and all such items in your possession or control upon request by Stockgroup. You shall not

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2.7

permit or cause any physical materials to be stored off the premises of Stockgroup, unless in accordance with written procedures of Stockgroup, as amended from time to time in writing.

2.8

Purpose of Use.  You will use Confidential Information only for purposes authorised or directed by Stockgroup.

2.9

Exemptions.  Your obligation of confidentiality under this Agreement will not apply to any of the following:

(a)

information that is already known to you, though not due to a prior disclosure by Stockgroup or by a person who obtained knowledge of the information, directly or indirectly, from Stockgroup;

(b)

information disclosed to you by another person who is not obliged to maintain the confidentiality of that information and who did not obtain knowledge of the information, directly or indirectly, from Stockgroup;

(c)

information that is developed by you independently of Confidential Information received from Stockgroup and such independent development can be documented by you;

(d)

other particular information or material which Stockgroup expressly exempts by written instrument signed by Stockgroup;

(e)

information or material that is in the public domain through no fault of your own; and

(f)

information or material that you are obligated by law to disclose, to the extent of such obligation, provided that:

(i)

in the event that you are required to disclose such information or material, then, as soon as you become aware of this obligation to disclose, you will provide Stockgroup with prompt written notice so that Stockgroup may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement;

(ii)

if Stockgroup agrees that the disclosure is required by law, it will give you written authorization to disclose the information for the required purposes only;

(iii)

if Stockgroup does not agree that the disclosure is required by law, this Agreement will continue to apply, except to the extent that a Court of competent jurisdiction orders otherwise; and

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(iv)

if a protective order or other remedy is not obtained or if compliance with this Agreement is waived, you will furnish only that portion of the Confidential Information that is legally required and will exercise all reasonable efforts to obtain confidential treatment of such Confidential Information.

3.

ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS

3.1

Notice of Invention.  You agree to promptly and fully inform Stockgroup of all your Work Product, whether or not patentable, throughout the course of your involvement, in any capacity, with Stockgroup, whether or not developed before or after your execution of this Agreement.  On your ceasing to be employed by Stockgroup for any reason whatsoever, you will immediately deliver up to Stockgroup all of your Work Product.  You further agree that all of your Work Product shall at all times be the Confidential Information of Stockgroup.

3.2

Assignment of Rights.  Subject only to those exceptions set out in Exhibit A hereto, you will assign, and do hereby assign, to Stockgroup or, at the option of Stockgroup and upon notice from Stockgroup, to Stockgroup’s designee, your entire right, title and interest in and to all of your Work Product during your involvement, in any capacity, with Stockgroup and all other rights and interests of a proprietary nature in and associated with your Work Product, including all patents, patent applications filed and other registrations granted thereon.  To the extent that you retain or acquire legal title to any such rights and interests, you hereby declare and confirm that such legal title is and will be held by you only as trustee and agent for Stockgroup.  You agree that Stockgroup’s rights hereunder shall attach to all of your Work Product, notwithstanding that it may be perfected or reduced to specific form after you have terminated your relationship with Stockgroup.  You further agree that Stockgroup’s rights hereunder are worldwide rights and are not limited to Canada, but shall extend to every country of the world.

3.3

Moral Rights.  Without limiting the foregoing, you irrevocably waive any and all moral rights arising under the Copyright Act (Canada), as amended, or any successor legislation of similar force and effect or similar legislation in other applicable jurisdictions or at common law that you may have with respect to your Work Product, and agree never to assert any moral rights which you may have in your Work Product, including, without limitation, the right to the integrity of such Work Product, the right to be associated with the Work Product, the right to restrain or claim damages for any distortion, mutilation or other modification or enhancement of the Work Product and

7

3.4

the right to restrain the use or reproduction of the Work Product in any context and in connection with any product, service, cause or institution, and you further confirm that Stockgroup may use or alter any such Work Product as Stockgroup sees fits in its absolute discretion.

3.5

Goodwill.  You hereby agree that all goodwill you have established or may establish with clients, customers, suppliers, principals, shareholders, investors, collaborators, strategic partners, licensees, contacts or prospects of Stockgroup relating to the business or affairs of Stockgroup (or of its partners, subsidiaries or affiliates), both before and after the Effective Date, shall, as between you and Stockgroup, be and remain the property of Stockgroup exclusively, for Stockgroup to use, alter, vary, adapt and exploit as Stockgroup shall determine in its discretion.

3.6

Assistance.  You hereby agree to reasonably assist Stockgroup, at Stockgroup’s request and expense, in:

(a)

making patent applications for your Work Product, including instructions to lawyers and/or patent agents as to the characteristics of your Work Product in sufficient detail to enable the preparation of a suitable patent specification, to execute all formal documentation incidental to an application for letters patent and to execute assignment documents in favour of Stockgroup for such applications;

(b)

making applications for all other forms of intellectual property registration relating to your Work Product;

(c)

prosecuting and maintaining the patent applications and other intellectual property relating to your Work Product; and

(d)

registering, maintaining and enforcing the patents and other intellectual property registrations relating to your Work Product.

3.7

Assistance with Proceedings.  You further agree to reasonably assist Stockgroup, at Stockgroup’s request and expense, in connection with any defence to an allegation of infringement of another person’s intellectual property rights, claim of invalidity of another person’s intellectual property rights, opposition to, or intervention regarding, an application for letters patent, copyright or trademark or other proceedings relating to intellectual property or applications for registration thereof.

4.

GENERAL

4.1

Term and Duration of Obligation.  The term of this Agreement is from the Effective Date and terminates on the date that you are no longer working at or for Stockgroup.  Except as otherwise agreed in a written instrument signed by Stockgroup, Article 2 shall survive for a period of two years following the termination of this Agreement, including your obligations of confidentiality and to return Confidential Information, and

8

4.2

 shall endure, with respect to each item of Confidential Information, for such period so long as those items fall within the definition of Confidential Information.  Sections  1.1, 3.2, 3.3, 3.4, 3.5, 3.6, 4.1, 4.2, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12 and 4.13 shall { } survive the termination of this Agreement and shall endure.

4.3

Binding Nature of Agreement.  This Agreement is not assignable by you.  You agree that this Agreement shall be binding upon your heirs and estate.

4.4

Non-Competition.  While you are an employee of Stockgroup, you will not provide services to or enter into a contract of employment or service in any capacity for any business which is in any way competitive with Stockgroup’s Business without the prior written consent of Stockgroup.

4.5

No Conflicting Obligations.  You represent and warrant that you will not use or disclose to other persons at Stockgroup information that (i) constitutes a trade secret of persons other than Stockgroup during your employment at Stockgroup, or (ii) which is confidential information owned by another person.  You represent and warrant that you have no agreements with or obligations to others with respect to the matters covered by this Agreement or concerning the Confidential Information that are in conflict with anything in this Agreement.

4.6

Equitable Remedies.  You acknowledge and agree that a breach by you of any of your obligations under this Agreement would result in damages to Stockgroup that could not be adequately compensated by monetary award.  Accordingly, in the event of any such breach by you, in addition to all other remedies available to Stockgroup at law or in equity, Stockgroup shall be entitled as a matter of right to apply to a court of competent jurisdiction for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement, without having to prove damages to the court.

4.7

Publicity.  You shall not, without the prior written consent of Stockgroup, make or give any public announcements, press releases or statements to the public or the press regarding your Work Product or any Confidential Information.

4.8

Severability.  If any covenant or provision of this Agreement or of a section of this Agreement is determined by a court of competent jurisdiction to be void or unenforceable in whole or in part, then such void or unenforceable covenant or provision shall not affect or impair the enforceability or validity of the balance of the section or any other covenant or provision.

4.9

Time of Essence/No Waiver.  Time is of the essence hereof and no waiver, delay, indulgence, or failure to act by Stockgroup regarding any particular default or omission by you shall affect or impair any of Stockgroup’s rights or remedies regarding that or any subsequent default or omission that is not expressly waived in writing, and in all events time shall continue to be of the essence without the necessity of specific reinstatement.

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4.10

Further Assurances.  The parties will execute and deliver to each other such further instruments and assurances and do such further acts as may be required to give effect to this Agreement.

4.11

Notices.  All notices and other communications that are required or permitted by this Agreement must be in writing and shall be hand delivered or sent by express delivery service or certified or registered mail, postage prepaid, or by facsimile transmission (with written confirmation copy by registered first-class mail) to the parties at the addresses indicated below.

If to Stockgroup:

Stockgroup Media Inc.
Suite 500 – 750 West Pender Street
Vancouver, B.C.
V6C 2T7

Attn:

Mr. David Gillard

If to Marcus A. New:

Marcus A. New
1028 Saddle Street
Coquitlam, B.C.
V3C 3W3

Any such notice shall be deemed to have been received on the earlier of the date actually received or the date five (5) days after the same was posted or sent.  Either party may change its address or its facsimile number by giving the other party written notice, delivered in accordance with this Section 4.10.

4.12

Amendment.  No amendment, modification, supplement or other purported alteration of this Agreement shall be binding unless it is in writing and signed by you and by Stockgroup.

4.13

Entire Agreement.  This Agreement supersedes all previous dealings, understandings, and expectations of the parties and constitutes the whole agreement with respect to the matters contemplated hereby, and there are no representations, warranties, conditions or collateral agreements between the parties with respect to such transactions except as expressly set out herein.

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4.14

Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and applicable laws of Canada and the parties hereto attorn to the exclusive jurisdiction of the provincial and federal courts of such province.

4.15

Independent Legal Advice.  You hereby acknowledge that you have obtained or have had an opportunity to obtain independent legal advice in connection with this Agreement, and further acknowledge that you have read, understand, and agree to be bound by all of the terms and conditions contained herein.

Acceptance

If the foregoing terms and conditions are acceptable to you, please indicate your acceptance of and agreement to the terms and conditions of this Agreement by signing below on this letter and on the enclosed copy of this letter in the space provided and by returning the enclosed copy so executed to us.  Your execution and delivery to Stockgroup of the enclosed copy of this letter will create a binding agreement between us.

Thank you for your cooperation in this matter.

Yours truly,

STOCKGROUP MEDIA INC.

By:

__________________________________

Authorized Signatory

Accepted and agreed as of the _____ day of ________________, 2004

Witness Signature	Signature of Marcus A. New

Witness Name

Occupation

Address

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EXHIBIT A

EXCLUSION FROM WORK PRODUCT

None

SCHEDULE B

BUSINESS OF THE COMPANY

The business of the Company shall mean the business actually carried on by the Company, directly or indirectly, whether under an agreement with or in collaboration with any other party including, but not limited to the development and commercialization of web sites containing financial information, and other information and data, reported by public companies

- # -

SCHEDULE C

EXCEPTION TO RESTRICTIVE COVENANT

None